UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 11, 2010, Community Bankers Trust Corporation (the “Company”) issued an earnings release reporting its financial results for the period ended March 31, 2010. The earnings release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 8.01	Other Events.

The Company will hold its 2010 annual meeting of stockholders on June 22, 2010. The meeting will be held at The Place at Innsbrook in Glen Allen, Virginia at 10:00 a.m. local time.

On May 13, 2010, the Company received notice from the NYSE Amex that the Company has resolved the continued listing deficiencies referenced in the NYSE Amex’s letter dated April 1, 2010. As previously reported, in that letter, the NYSE Amex had notified the Company that it was not in compliance with the exchange’s continued listing standard with respect to the timely filing of its periodic reports with the Securities and Exchange Commission. Specifically, the Company had not been in compliance with certain sections of the NYSE Amex LLC Company Guide and its listing agreement because it failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”). The Company submitted a plan of compliance to the NYSE Amex on April 15, 2010 and filed the 2009 Form 10-K on April 23, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description

99.1	Earnings release issued May 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: May 14, 2010	By:	/S/ BRUCE E. THOMAS
Bruce E. Thomas
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings release issued May 11, 2010